AS   FILED  WITH  THE  SECURITIES  AND  EXCHANGE  COMMISSION  ON  APRIL,  1998.
REGISTRATION NO. __________




                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549




                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933




                             ALLEN TELECOM INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                              38-0290950
   (State or other jurisdiction                                   (IRS Employer
 of incorporation or organization)                             Identification No.)


                         25101 CHAGRIN BOULEVARD
                        BEACHWOOD, OHIO 44122-5619
                             (216) 765-5800
                (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                              MCDARA P. FOLAN, III
                                ALLEN TELECOM INC.
                             25101 CHAGRIN BOULEVARD
                            BEACHWOOD, OHIO  44122-5619
                               (216) 765-5818
                   (Name, address, including ZIP Code, and
        telephone  number,  including  area  code,  of   agent  for service)




                                COPIES TO:

                           MARY K. KRIGBAUM, ESQ.
                              RUDNICK & WOLFE
                    203 NORTH LASALLE STREET, SUITE 1800
                          CHICAGO, ILLINOIS  60601
                               (312) 368-2181
                         (312) 236-7516 (TELECOPIER)




    APPROXIMATE  DATE  OF  COMMENCEMENT  OF PROPOSED SALE TO  THE PUBLIC:
    FROM TIME TO TIME AFTER THE EFFECTIVE DATE  OF  THIS REGISTRATION STATEMENT.




   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                         [ ]
   If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                         [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
               [ ]  __________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
               [ ]  __________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                         [ ]



                                  CALCULATION OF REGISTRATION FEE
                     AMOUNT TO      PROPOSED MAXIMUM   PROPOSED     AMOUNT OF
TITLE OF SHARES      BE REGISTERED  AGGREGATE PRICE    MAXIMUM      REGISTRATION
TO BE REGISTERED                       PER UNIT{(2)}   AGGREGATE    FEE
{(1)}
Common Stock,
par value
1.00 per share       261,014         $16.00            $4,176,224     $1,232
Preferred Stock
Purchase
Rights               261,014           N/A               N/A             N/A

(1)Each share of Common Stock includes one Preferred Stock Purchase Right which, when exercisable, entitles the holder to purchase 0.01 of a share of Series C Junior Participating Preferred Stock of the Company. Such rights are not currently exercisable or transferable independently of the shares of Common Stock.
(2)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices per share of the Common Stock reported on the New York Stock Exchange Composite Tape on April 30, 1998.




   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


             SUBJECT TO COMPLETION, DATED MAY 6, 1998

                            PROSPECTUS

                          261,014 Shares

                        ALLEN TELECOM INC.

                           Common Stock
                     PAR VALUE $1.00 PER SHARE


     This Prospectus relates to 261,014 outstanding shares ("Shares") of common stock, par value $1.00 per share ("Allen Common Stock"), of Allen Telecom Inc., a Delaware corporation (the "Company"), which may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders". Each share of Allen Common Stock includes one Preferred Stock Purchase Right ("Preferred Stock Purchase Right") which, when exercisable, entitles the holder to purchase 0.01 of a share of Series C Junior Participating Preferred Stock of the Company. Such rights are not currently exercisable or transferable independently of the shares of Allen Common Stock.

     The Shares were issued in connection with the acquisition by a subsidiary of the Company of the preemptive rights for the subscription of new shares of FOR.E.M. S.p.A., the Company's Italian subsidiary ("FOREM"), from the minority shareholders of FOREM on May 30, 1997 (the "Acquisition").

     The Shares may hereafter be offered or sold from time to time for the account of persons named under the caption "Selling Stockholders" on the New York Stock Exchange or the Pacific Exchange, other stock exchanges, or otherwise, at prices and on terms then obtainable, in broker's transactions, special offerings, exchange distributions, negotiated transactions, block transactions, or otherwise. (See "Selling
Stockholders" and "Plan of Distribution.") The Company will not realize any proceeds from any sale of the Shares.

     Each of the Selling Stockholders has agreed in the Certificate and Agreement with Respect to the Purchase of Securities Outside the United States dated May 30, 1997, to limit the number of Shares he may sell. The limitation applicable to Goffredo Modena is 12,000 Shares per week, with any unused portion carried over to successive weeks, but in no event more than 30,000 Shares per week. The limitation applicable to Giuseppe Colombari is 6,000 Shares per week, with any unused portion carried over to successive weeks, but in no event more than 30,000 Shares per week.

     The Allen Common Stock is traded on the New York Stock Exchange and the Pacific Exchange under the symbol ALN. On April 30, 1998, the last reported sale price of the Allen Common Stock on the New York Stock Exchange was $16.0625.
                          ______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ______________

     No dealer, broker or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy the securities to which it relates in any jurisdiction in which, or to any person to whom, it is unlawful to make such an offer or solicitation of an offer. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

     Statements included in this Prospectus which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company.


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at
prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements, and other information about the Company. The address of the Web site maintained by the Commission is "http://www.sec.gov". Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by the Company. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information, reference is hereby made to the Registration Statement, including the financial schedules and exhibits filed or incorporated by reference as a part thereof, which may be examined at the Public Reference Room of the Commission in Washington, D.C., without charge, or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

               INFORMATION INCORPORATED BY REFERENCE


     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of shares of Allen Common Stock made hereby are hereby incorporated by reference, and such documents are deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in such information). Such request should be directed to the Corporate Secretary, Allen Telecom Inc., 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5619 (telephone (216) 765-5818).

                            THE COMPANY


     The Company consists of two segments: wireless telecommunications equipment (comprising its systems, site management and other non-antenna products and mobile and base station antenna product lines) and wireless telecommunications engineering services (comprising its frequency planning, systems design and related services product lines).

     The Company's principal executive offices are located at 25101 Chagrin Boulevard, Beachwood, Ohio 44122-5619 (telephone (216) 765-5800). Other information concerning the Company's management, business, securities, and results of operations is incorporated by reference from its reports filed with the Commission. (See "Information Incorporated by Reference.")


                 DESCRIPTION OF ALLEN COMMON STOCK

     The Company is authorized to issue 50,000,000 shares of Allen Common Stock, par value $1.00 per share. The outstanding Allen Common Stock is fully paid and non-assessable. As of April 30, 1998, there were 27,316,078 shares of Allen Common Stock issued and outstanding. Each holder of Allen Common Stock is entitled to one vote per share on all matters presented to the stockholders for action. There are no cumulative voting rights. Holders of Allen Common Stock are entitled to such dividends as the Board of Directors of the Company may declare out of funds legally available therefor and, upon dissolution or liquidation, to share ratably in the assets available for distribution to the holders of Allen Common Stock after the payment of all prior claims and the liquidation rights of the holders of any shares of preferred stock of the Company that may be outstanding. The Board of Directors of the Company has adopted a resolution suspending the payment of dividends indefinitely. Holders of Allen Common Stock do not have preemptive rights to subscribe for any securities of the Company.

     In 1998, the Board of Directors of the Company issued, as a dividend, one preferred stock purchase right ("Preferred Stock Purchase Right") for each outstanding share of Allen Common Stock, subject to certain adjustments. When exercisable, each Preferred Stock Purchase Right entitles the holder to purchase 0.01 of a share of Series C Junior Participating Preferred Stock of the Company.

     The Company's borrowing agreements do not contain any restriction on the payment of dividends on Allen Common Stock but include various restrictive covenants, as to, among other things, net worth, the purchase or redemption of the Company's stock and the disposition of the Company's assets not in the ordinary course of business. Under the most restrictive of these covenants, approximately $52 million was available for the payment of dividends on Allen Common Stock at April 30, 1998. However, as noted above, the Board of Directors of the Company has adopted a resolution suspending the payment of dividends indefinitely.

     ALLEN COMMON STOCK IS TRADED ON THE NEW YORK STOCK EXCHANGE AND THE PACIFIC EXCHANGE. ON APRIL 30, 1998, THE LAST REPORTED SALE PRICE OF ALLEN COMMON STOCK ON THE NEW YORK STOCK EXCHANGE COMPOSITE TAPE WAS $16.0625 PER SHARE.

     Harris Trust Company of New York, located in New York, is the Transfer Agent and Registrar for the Common Stock.

                       SELLING STOCKHOLDERS

     The Shares may be offered from time to time for the account of the Selling Stockholders whose names are set forth in the table below. The table sets forth information as of May 6, 1998 with respect to the beneficial ownership of the Shares by the Selling Stockholders.


                         NO. OF         NO. OF         NO. OF
                      SHARES OWNED   SHARES WHICH   SHARES WHICH
                        PRIOR TO        MAY BE      MAY BE OWNED
     NAME               OFFERING        OFFERED    AFTER OFFERING


Giuseppe Columbari       44,917          43,067         1,850
Goffredo Modena          226,597        217,947         8,650


     Each of the individuals named above is, or during the past three years has been, a director, officer or employee of FOREM.

     Whenever an offering of Shares is to be made pursuant to this Prospectus by a Selling Stockholder whose name does not appear herein, a supplement will be affixed to copies of this Prospectus setting forth the Selling Stockholder's name, the number of Shares beneficially owned by such Selling Stockholder prior to such offering, the number of Shares so offered for the Selling Stockholder's account, and the number of Shares to be beneficially owned by such Selling Stockholder after the sale of the Shares so offered.

     The Company will not realize any proceeds from any sale of Shares by the Selling Stockholders.

                       PLAN OF DISTRIBUTION

     The Selling Stockholders may offer and sell Shares by means of the Prospectus from time to time in one or more transactions, directly by the Selling Stockholders, or through agents, dealers or brokers to be designated from time to time; such offers and sales may be effected over any national securities exchange or automated interdealer quotation system on which shares of Allen Common Stock are then listed, in negotiated off-exchange transactions or in a combination of such methods of sale; the selling price of the Shares may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices; and the Shares may also be offered in coordinated block transactions through underwriters, dealers or agents, or otherwise who may receive compensation in the form of underwriting or brokerage discounts, concessions or commissions from the Selling Stockholders or the purchasers of such Shares for whom they may act as agents. In certain states, the Selling Stockholders may be required to offer and sell Shares only through brokers and dealers registered in such states.
     The Selling Stockholders and any brokers or dealers that act in connection with the sale of Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the sale of Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Company is not obligated to pay any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares or the legal fees and expenses of the Selling Stockholders.

     The Selling Stockholders may also resell Shares in open market transactions pursuant to the resale provisions of Rule 144 under the Securities Act or in transactions otherwise permitted under the Securities Act.

     Each of the Selling Stockholders has agreed in the Certificate and Agreement with Respect to the Purchase of Securities Outside the United States dated May 30, 1997, to limit the number of Shares he may sell. The limitation applicable to Goffredo Modena is 12,000 Shares per week, with any unused portion carried over to successive weeks, but in no event more than 30,000 Shares per week. The limitation applicable to Giuseppe Colombari is 6,000 Shares per week, with any unused portion carried over to successive weeks, but in no event move than 30,000 Shares per week.


                           LEGAL OPINION

     An opinion with respect to the legality of the Shares is being given by Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, counsel for the Company.

                              EXPERTS

     The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth expenses to be incurred in connection with the issuance and distribution of the securities being registered hereby:

      S.E.C. registration fee      $1,232

     *Legal fees and expenses      $5,000

     *Miscellaneous                $  500

               Total               $6,732

________________
*    Estimated.
     The Company will pay all of the expenses of the preparation, printing and filing of the Registration Statement, any amendments or supplements thereto, and prospectuses and revised prospectuses as required to cover the transactions covered hereby, as well as the Company's fees and disbursements of its counsel and accountants relating to the Registration Statement, but the Selling Stockholders will bear their pro rata portion of any underwriting discounts and commissions, brokers' commissions or charges, or other costs arising in the marketing of the Shares and their own legal fees and expenses.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seven of the Company's Second Restated Certificate of Incorporation, and the Company's By-Laws, as amended and restated, provide for indemnification of directors and officers to the extent permitted from time to time by the General Corporation Law of the State of Delaware. While liability of directors for monetary damages for breach of fiduciary duties as a director has been eliminated, equitable remedies such as injunctive relief or rescission remain available. Such provisions do not eliminate or limit liability of a director for: (i) any breach of a director's duty of loyalty to the Company or its stockholders; (ii) acts not in good faith or which involve intentional misconduct or knowing violation of law; (iii) authorizations of the payment of an illegal dividend or stock repurchase; or (iv) a transaction from which a director derives an improper personal benefit.

     Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification of directors, officers, employees and agents of the Company; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.
     The Company has provided liability insurance for its directors and officers for certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Company.

     The Company has entered into indemnification agreements in the form described below with each person who is currently a member of the Board of Directors of the Company and with certain officers of the Company designated by the Board of Directors and will enter into such agreements, from time to time, with persons who in the future become directors or certain officers of the Company. Such indemnification agreements provide for indemnification against any and all expenses (including attorneys' fees and all other costs and obligations) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative, investigative or other (collectively a "Claim"), as well as any and all judgments, fines, penalties and amounts paid in settlement, if the Company has approved the terms of such settlement, which approval shall not be unreasonably withheld (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, by reason of the fact that such director or officer is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise. Indemnification would not, however, be available under such agreements if a person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board of Directors of the Company who is not a party to the Claim for which indemnification is sought (or, under certain circumstances discussed below, independent legal counsel) determines that such indemnification is not permitted under applicable law and such determination is not successfully challenged before a court. A director or officer would also not be entitled to indemnification under such agreements in connection with a proceeding initiated by such director or officer prior to a Change in Control (as defined in such agreements), unless such proceeding was authorized or consented to by the Board of Directors. The indemnification agreements also provide for the prompt advancement of all expenses in connection with any Claim, subject to reimbursement if it is subsequently determined that the director or officer is not entitled to indemnification. After a Change in Control (as defined in such agreements) which has not been approved by the Board of Directors of the Company, all determinations to be made by or on behalf of the Company with respect to a director's or officer's right to indemnification and to the advancement of expenses are required to be made by independent legal counsel to be selected by the director or officer and approved by the Board (which approval cannot unreasonably be withheld), in order to ensure that such determination will not be made by a potentially hostile board. Under such agreements, the Company has the burden of proving that the director or officer is not entitled to indemnification in any particular case, and such agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. The indemnification agreements also provide that all legal actions brought against the director or officer by or in the right of the Company must be brought within a period of two years from the date of the accrual of such actions (or any shorter period that would otherwise be applicable). Further, if the Company pays a director or officer pursuant to the indemnification agreements, the Company will be subrogated to such director's or officer's rights to recover from third parties. The indemnification agreements provide that a director's or officer's rights under such agreement are not exclusive of any other indemnification rights he or she may have under any provision of law, the Company's By-Laws or otherwise, but do prevent double payments.

Item 16.  EXHIBITS.

EXHIBIT             EXHIBIT
NUMBER              DESCRIPTION

3.1 Second Restated Certificate of Incorporation (Filed as Exhibit Number 4(a) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

3.2 Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock (Filed as Exhibit Number 4(c) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

3.3 By-Laws, as amended through December 4, 1997 (Filed as Exhibit Number 4(b) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

4.1                 Specimen Certificate of Common Stock.

4.2 Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York (Filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A dated January 9, 1998 (Commission file number 1-6016) and incorporated herein by reference).

4.3 Amended and Restated Credit Agreement, dated as of November 11, 1996, among Registrant, MARTA Technologies, Inc., the Banks signatories thereto, and Bank of Montreal, as agent (filed as Exhibit Number 4 to Registrant's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1996 (Commission file number 1-6016) and incorporated herein by reference).

4.4 Note Purchase Agreement dated as of November 1, 1997 among the Registrant and the insurance companies signatory thereto (filed as Exhibit 4(c) to Registrant's 10-K Annual Report for the fiscal year ended December 31, 1997 (Commission file number 1-6016) and incorporated herein by reference).

                    Additional information concerning Registrant's long-term debt is set forth in Note 2, "Financing," of the Notes to Consolidated Financial Statements on page 17 of Registrant's 1997 Annual Report to Stockholders, a copy of which is filed as Exhibit 13 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated herein by reference. Other than the Credit Agreement and Note Purchase Agreement referred to above, no instrument defining the rights of holders of such long-term debt relates to securities having an aggregate principal amount in excess of 10% of the consolidated assets of Registrant and its subsidiaries; therefore, in accordance with paragraph (iii) of Item 4 of Item 601(b) of Regulation S-K, the other instruments defining the rights of holders of long-term debt are not filed herewith. Registrant hereby agrees to furnish a copy of any such other instrument to the Securities and Exchange Commission upon request.

  5                 Form of Opinion of Rudnick & Wolfe.

24.1 Consent of Rudnick & Wolfe (included in their opinion filed as Exhibit 5).

24.2                Consent of Coopers & Lybrand L.L.P.

 25 Power of Attorney by the Directors and certain officers of Allen Telecom Inc.


Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and
(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on May 6, 1998.

                                       ALLEN TELECOM INC.
                                       (Registrant)


                                       By:/S/ MCDARA P. FOLAN, III
                                              McDara P. Folan, III
                                              Vice President, Secretary and
                                              General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 SIGNATURE               TITLE                                 DATE

Robert G. Paul*     Director, President and                  May 6, 1998
                    Chief Executive Officer
                    (Principal Executive Officer)

Robert A. Youdelman* Executive Vice President,               May 6, 1998
                     Chief Financial
                     Officer and Assistant Secretary
                     (Principal Financial Officer)

James L. LePorte*   Vice President, Treasurer and Controller May 6, 1998
                    (Principal Accounting Officer)

Philip Wm. Colburn* Chairman of the Board and Director       May 6, 1998

Jill K. Conway*     Director                                 May 6, 1998

Albert H. Gordon*   Director                                 May 6, 1998

William O. Hunt*    Director                                 May 6, 1998

J. Chisholm Lyons*  Vice Chairman of the Board and Director May 6, 1998

John F. McNiff*     Director                                May 6, 1998

Charles W. Robinson* Director                               May 6, 1998



*By:/S/ MCDARA P. FOLAN, III
    McDara P. Folan, III
    As Attorney-in-Fact

                           EXHIBIT INDEX


EXHIBIT   EXHIBIT
NUMBER    DESCRIPTION

3.1 Second Restated Certificate of Incorporation (Filed as Exhibit Number 4(a) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

3.2 Certificate of Designation, Preferences and Rights of Series C Junior Participating Preferred Stock (Filed as Exhibit Number 4(c) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

3.3 By-Laws, as amended through December 4, 1997 (Filed as Exhibit Number 4(b) to Registrant's Registration Statement on Form S-8, Registration Number 333-51739 (Commission file number 1-6016) and incorporated herein by reference).

4.1                 Specimen Certificate of Common Stock.

4.2 Rights Agreement, dated as of January 20, 1998, between the Registrant and Harris Trust Company of New York (Filed as Exhibit Number 4.1 to Registrant's Registration Statement on Form 8-A dated January 9, 1998 (Commission file number 1-6016) and incorporated herein by reference).

4.3 Amended and Restated Credit Agreement, dated as of November 11, 1996, among Registrant, MARTA Technologies, Inc., the Banks signatories thereto, and Bank of Montreal, as agent (filed as Exhibit Number 4 to Registrant's Form 10-Q Quarterly Report for the quarterly period ended September 30, 1996 (Commission file number 1-6016) and incorporated herein by reference).

4.4 Note Purchase Agreement dated as of November 1, 1997 among the Registrant and the insurance companies signatory thereto (filed as Exhibit 4(c) to Registrant's 10-K Annual Report for the fiscal year ended December 31, 1997 (Commission file number 1-6016) and incorporated herein by reference).

                    Additional information concerning Registrant's long-term debt is set forth in Note 2, "Financing," of the Notes to Consolidated Financial Statements on page 17 of Registrant's 1997 Annual Report to Stockholders, a copy of which is filed as Exhibit 13 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated herein by reference. Other than the Credit Agreement and Note Purchase Agreement referred to above, no instrument defining the rights of holders of such long-term debt relates to securities having an aggregate principal amount in excess of 10% of the consolidated assets of Registrant and its subsidiaries; therefore, in accordance with paragraph (iii) of Item 4 of Item 601(b) of Regulation S-K, the other instruments defining the rights of holders of long-term debt are not filed herewith. Registrant hereby agrees to furnish a copy of any such other instrument to the Securities and Exchange Commission upon request.

  5                 Form of Opinion of Rudnick & Wolfe.

24.1 Consent of Rudnick & Wolfe (included in their opinion filed as Exhibit 5).

24.2                Consent of Coopers & Lybrand L.L.P.

 25 Power of Attorney by the Directors and certain officers of Allen Telecom Inc.

                                              									EXIBIT 4.1

48862

    NUMBER                                                 SHARES

    NS

COMMON STOCK					        	COMMON STOCK
INCORPORATED UNDER THE LAWS 					CUSIP 018091 10 8
OF THE STATE OF DELAWARE					SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN
CHICAGO, ILLINOIS OR NEW YORK, NEW YORK


					ALLEN TELECOM INC.

This Certifies that

is the owner of


       FULLY PAID AND NON-ASSESSABLE  SHARES  OF  THE COMMON STOCK OF THE
		      	PAR VALUE OF $1.00 PER SHARE OF

                             CERTIFICATE OF STOCK

ALLEN TELECOM INC., transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     Witness the seal of the Company and the signatures of its duly authorized officers.


Dated

    MCDARA P. FOLAN, III           ROBERT G. PAUL
                Secretary                President

							COUNTERSIGNED AND  REGISTERED:
                                          HARRIS TRUST COMPANY    TRANSFER AGENT
                                          OF NEW YORK             AND REGISTRAR
                                          BY
                                                            AUTHORIZED OFFICER.

                             ALLEN TELECOM INC.
                                 CORPORATE
                                   SEAL
                                   1969
                                 DELAWARE

                       {AMERICAN BANK NOTE COMPANY}

                   				     ALLEN TELECOM INC.



     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE COMPANY OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Allen Telecom Inc. (the "Company") and Harris Trust Company of New York (the "Rights Agent"), dated as of January 7, 1988 and amended as of December 5, 1990 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliates or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM - as tenants in common UNIF GIFT MIN ACT -- ________Custodian______
     TEN ENT  -as tenants by the entities                 (Cust)         (Minor)
     JT TEN     -as joint tenants with right of             under Uniform Gifts
               survivorship and not as tenants in common    Act_______________
                                                                 (State)


   Additional abbreviations may also be used though not in the above list.


     For value received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE




_____________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)





_____________________________________________________________________  shares of the capital  stock  represented  by  the  within  Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________

Attorney  to  transfer  the said stock on the books of the within named Company with full power of substitution in the premises



Dated_________________________



AFFIX MEDALLION SIGNATURE
GUARANTEE IMPRINT BELOW

				 ______________________________________________________

				 ______________________________________________________
                         ABOVE  SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
                         WITH  THE  NAME  AS  WRITTEN  UPON  THE  FACE  OF  THE
                         CERTIFICATE  IN  EVERY PARTICULAR, WITHOUT  ALTERATION
                         OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

                         THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION SUCH AS A SECURITIES BROKER/DEALER, COMMERCIAL BANK, TRUST COMPANY, SAVINGS ASSOCIATION OR A CREDIT UNION PARTICIPATING IN A MEDALLION PROGRAM APPROVED BY THE SECURITIES TRANSFER ASSOCIATION, INC.









                                                        EXHIBIT 5

                          RUDNICK & WOLFE
                     203 NORTH LASALLE STREET
                  CHICAGO, ILLINOIS   60601-1293


                            May 6, 1998              312/368-2181
The Board of Directors
Allen Telecom Inc.
25101 Chagrin Boulevard
Beachwood, Ohio  44122-5619


Dear Gentlemen and Ms. Conway:

     We have examined the registration statement on Form S-3 filed with the Securities and Exchange Commission on or about May 6, 1998 for registration under the Securities Act of 1933, as amended, of 261,014 shares of common stock of Allen Telecom Inc., a Delaware corporation (the "Company"), par value $1.00 per share ("Common Stock"), issued pursuant to the acquisition by a subsidiary of the Company of the preemptive rights for subscription of new shares of FOR.E.M. S.p.A., the Company's Italian subsidiary ("FOREM"), from the minority shareholders of FOREM on May 30, 1997 (the "Acquisition"). We have examined pertinent corporate documents and records of the Company, including its Second Restated Certificate of Incorporation, as amended, and its By-Laws, as amended and restated, and we are familiar with the corporate proceedings had and contemplated in connection with the issuance of shares of Common Stock by the Company in the Acquisition. We have also made such other examinations as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

     On the basis of the foregoing, we are of the opinion that the 261,014 shares of Common Stock issued pursuant to the Acquisition have been duly authorized, and are legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement and to the reference to our firm in the registration statement under the caption "Legal Opinion".

                                  Very truly yours,

                                  RUDNICK & WOLFE



                                  By:  /S/  MARY K. KRIGBAUM
                                      Mary K. Krigbaum, a Partner

                                                     EXHIBIT 24.2

                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated February 13, 1998 on our audits of the consolidated financial statements and financial statement schedule of Allen Telecom Inc. We also consent to the reference to our firm under the caption "Experts."



                                   /S/ COOPERS & LYBRAND L.L.P.
                                   Coopers & Lybrand L.L.P.


Cleveland, Ohio
May 5, 1998

                                                       EXHIBIT 25

                         POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of Allen Telecom Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint Robert A. Youdelman, James L. LePorte, III and McDara P. Folan, III with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the sale of shares of common stock of the Company by certain stockholders of the Company, which shares were issued by the Company in connection with the acquisition by a subsidiary of the Company of the preemptive rights for the subscription of new shares of FOR.E.M. S.p.A. ("FOR.E.M.") from the minority shareholders of FOR.E.M., including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any one of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this first day of May, 1998.


/S/ ROBERT G. PAUL                 Director, President and Chief
Robert G. Paul                     Executive  Officer  (Principal Executive
                                   Officer)


/S/ ROBERT A. YOUDELMAN            Executive Vice President-
Robert A. Youdelman                Finance, Chief Financial Officer
                                   and Assistant Secretary
                                   (Principal Financial Officer)


/S/ JAMES L. LEPORTE, III          Vice President, Treasurer and
James L. LePorte, III              Controller (Principal Accounting
                                   Officer)


/S/ PHILIP WM. COLBURN             Director and
Philip Wm. Colburn                 Chairman of the Board

/S/ JILL K. CONWAY                 Director
Jill K. Conway


/S/ ALBERT H. GORDON               Director
Albert H. Gordon


/S/ WILLIAM O. HUNT                Director
William O. Hunt


/S/ J. CHISHOLM LYONS              Director and
J. Chisholm Lyons                  Vice Chairman of the Board


/S/ JOHN F. MCNIFF                 Director
John F. McNiff


/S/ CHARLES W. ROBINSON            Director
Charles W. Robinson